As filed with the Securities and Exchange Commission on December 13, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INTENSITY THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	46-1488089 (I.R.S. Employer Identification Number)
1 Enterprise Drive, Suite 430
Shelton, CT 06484-4779
(203) 221-7381
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Lewis H. Bender
President, Chief Executive Officer and Chairman
1 Enterprise Drive, Suite 430
Shelton, CT 06484-4779
(203) 221-7381
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jeffrey P. Schultz, Esq.
Ivan K. Blumenthal, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
919 Third Avenue
New York, New York 10022
212-935-3000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT RESELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 13, 2024
PROSPECTUS
Intensity Therapeutics, Inc.
1,237,113 Shares of Common Stock
The selling stockholder of Intensity Therapeutics, Inc. (“Intensity,” “we,” “us” or the “Company”) listed beginning on page 11 of this prospectus may offer and resell under this prospectus up to 1,237,113 shares of our common stock, par value $0.0001 per share (the “common stock”), issuable upon exercise of common stock purchase warrants (the “warrants”) acquired by a certain selling stockholder under the Purchase Agreement (defined below). The selling stockholder acquired the warrants from us pursuant to a securities purchase agreement (the “Purchase Agreement”), dated November 21, 2024, by and between the Company and the purchaser named therein and the placement agency agreement, dated November 21, 2024, by and among the Company, A.G.P./Alliance Global Partners and Brookline Capital Markets, a division of Arcadia Securities, LLC (the “Placement Agent Agreement”).
We are registering the resale of the shares of common stock covered by this prospectus as required by the Purchase Agreement. The selling stockholder will receive all of the proceeds from any sales of the shares of common stock offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price of the warrants.
The selling stockholder may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholder. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. For further information regarding the possible methods by which the shares may be distributed, see “Plan of Distribution” beginning on page 13 of this prospectus.
Our common stock is listed on The Nasdaq Capital Market under the symbol “INTS.” The last reported sale price of our common stock on December 12, 2024 was $2.04 per share.
We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, we are subject to reduced public company reporting requirements.
Investing in our common stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under “Risk Factors” beginning on page 5 of this prospectus and in our filings with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is              , 2024.

i

ABOUT THIS PROSPECTUS
The registration statement we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
The selling stockholder named in this prospectus may sell up to 1,237,113 shares of our common stock previously issued and issuable upon exercise of warrants to purchase shares of our common stock from time to time. This prospectus also covers any shares of common stock that may become issuable as a result of share splits, share dividends, or similar transactions. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.
We have not, and the selling stockholder has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, the documents incorporated by reference herein or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only under circumstances and in jurisdictions where it is lawful to do so. The selling stockholder is not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.
Unless the context otherwise requires, “Intensity,” “INTS,” “the Company,” “we,” “us,” “our” and similar terms refer to Intensity Therapeutics, Inc.
ii

Industry and Market Data
This prospectus or the documents incorporated by reference herein includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.
iii

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Overview
We are a late-stage clinical biotechnology company passionately committed to applying scientific leadership in the field of localized cancer reduction leading to anti-cancer immune activation. Our new approach involves the direct injection into tumors of a unique product created from our DfuseRxSM discovery platform.
Intratumoral, or IT, treatment, or treatment designed to contain a drug inside a tumor without spreading to the rest of the body, has been an objective of clinicians since discovery of chemotherapeutic agents. The challenge with IT treatment approaches is that a tumor’s lipophilic, high fat, dense and pressurized microenvironment is incompatible with and does not absorb water-based products. We believe that this drug delivery challenge limits the effectiveness of prior and current IT treatments, which involve injecting aqueous drugs into a tumor without sufficient consideration of the tumor environment (regardless of the drug’s mechanism or approach, i.e. the stimulation of an inflammatory response or efforts to attract immune cells into a hostile live tumor). Accordingly, there remains a continued unmet need for the development of direct IT therapies for solid tumors that provide high local killing efficacy coupled with nontoxic systemic anti-cancer effects. We believe we have created a product candidate with the necessary chemistry to overcome this local delivery challenge and achieve tumor killing with systemic immune activation and T-cell repertoire expansion in certain cancers.
Our platform has enabled us to create patented anti-cancer product candidates comprising active anti-cancer agents and amphiphilic molecules. Amphiphilic molecules have two distinct components: one part is soluble in water and the other is soluble in fat or oils. When an amphiphilic compound is mixed with therapeutic agents, such as chemotherapies, the agents also become soluble in both fat and water. Our product candidates include novel formulations consisting of potent anti-cancer drugs mixed together with these amphiphilic agents.
Our lead product candidate, INT230-6, is primarily comprised of three components: (i) cisplatin, a proven anti-cancer cytotoxic agent, (ii) vinblastine sulfate, also a proven anti-cancer cytotoxic agent, and (iii) an amphiphilic molecule, or SHAO, which enables the two cytotoxic agents to disperse through a tumor and diffuse into cancer cells following a direct intratumoral injection. These three components are mixed and combined into one vial at a fixed ratio. Cisplatin and vinblastine sulfate are both generic and available to purchase in bulk supply commercially. The United States Food & Drug Administration, or FDA, has approved both drugs as intravenous agents for several types of cancers. Cisplatin was first approved in 1978 for testicular cancer, and is also approved in ovarian and bladder cancer. The drug is also used widely in several other cancers including pancreatic and bile duct cancer. Vinblastine sulfate was first approved in 1965 and is also approved in generalized Hodgkin’s disease, lymphocytic lymphoma, advanced carcinoma of the testis, and certain types of sarcoma. The drug is also used in breast and lung cancer.
Recent Developments
In September 2024, we received authorization from the Swiss Medic and the Swiss Ethics Commission to initiate the INVINCIBLE-4 Study in Switzerland, a Phase 2 randomized open-label, multicenter study, to analyze the clinical activity, safety, and tolerability of INT230-6 given before administration of the standard of care, or SOC, treatment in patients with early-stage, operable triple-negative breast cancer, or TNBC, and SOC alone.

In October 2024, we dosed the first patient in the INVINCIBLE-4 Study. The primary endpoint is the pathological complete response, or pCR, rate in the primary tumor and affected lymph nodes. The INVINCIBLE-4 Study is expected to enroll approximately 54 patients in Switzerland and France.
Our Clinical Programs
In July 2024, we dosed the first patients in the U.S. in a Phase 3 open-label, randomized study, or the INVINCIBLE-3 Study, testing INT230-6 as monotherapy compared to the SOC drugs in second and third line treatment for certain soft tissue sarcoma subtypes. In the third quarter of 2024, we also received authorization from Health Canada and The European Medicines Agency to initiate the INVINCIBLE-3 Study in Canada and Europe, respectively. We plan to enroll 333 patients and initiate sites in eight countries in the INVINCIBLE-3 Study, and are in contract negotiations to approve and activate additional sites, which we estimate could take several months per site. The primary endpoint in the INVINCIBLE-3 Study is overall survival.
In 2017, we initiated a Phase 1/2 dose escalation study, IT-01, using INT230-6 in the United States under an investigational new drug application authorized by the FDA and in Canada under a preclinical trial application approved by Health Canada. Study IT-01 tested the safety and efficacy of INT230-6 in patients with refractory or metastatic cancers, and enrolled 110 patients in three arms: (i) INT230-6 used as a monotherapy, (ii) INT230-6 in combination with Merck’s Keytruda® (pembrolizumab), and (iii) INT230-6 in combination with BMS Yervoy® (ipilimumab). We completed enrollment of IT-01 in June 2022, locked the IT-01 database in February 2023 and finalized the clinical study report in September 2023. We delivered the combination-specific reports and other information to our partners in the fourth quarter of 2023.
In 2021, we initiated a Phase 2 randomized study that tested INT230-6 as a monotherapy treatment in early-stage breast cancer for patients not suitable for presurgical chemotherapy, or the INVINCIBLE-2 Study. The study enrolled 91 subjects and the database was locked in November 2023. The key endpoint was whether INT230-6 could reduce a patient’s cancer compared to no treatment (the current SOC) or a saline injection. Substantial reduction of cancer presurgically in aggressive forms of cancer has been shown to correlate with delaying disease recurrence. Other endpoints of the INVINCIBLE-2 Study were to understand the percentage of necrosis that can be achieved in tumors for a given dose, especially tumors larger than two centimeters in longest diameter, and whether either a local or whole body anti-cancer immune response could be induced. The INVINCIBLE-2 Study demonstrated a high order of necrosis in presurgical breast cancer tumors in the period from diagnosis to surgery, with some patients experiencing greater than 95% necrosis of the tumor. Data from the INVINCIBLE-2 Study demonstrated that INT230-6 had a favorable safety profile. An increase of certain types of immune cells (CD4+ and NK T-cells) in the tumor and blood was also shown. There was also an increase in the T-cells repertoire relative to control. In July 2024, we finalized the clinical study report for the INVINCIBLE-2 Study.
We have also successfully developed Phase 3 quality analytical methods for the three INT230-6 components and successfully manufactured a large-scale batch of INT230-6. In a meeting with the FDA in the fourth quarter of 2023, we agreed on a chemical manufacture and control, or CMC, plan for Phase 3 and product registration for our three key ingredients and INT230-6. If we successfully execute the agreed upon plan, the CMC portion of a New Drug Application, or NDA, should be acceptable to the FDA for product approval and registration (subject to final NDA review). In the first quarter of 2024, a portion of the batch was successfully delivered to our depot vendor, who will supply INT230-6 for the INVINCIBLE-3 and INVINCIBLE-4 studies.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:
•being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);
•reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act and the rules and regulations thereunder. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption.
Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
Risks Associated with Our Business
Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.
Corporate Information and History
Intensity Therapeutics, Inc., a Delaware corporation, was incorporated on November 30, 2012 upon the conversion of Intensity Therapeutics LLC, its predecessor.
Our principal executive offices are located at 1 Enterprise Drive, Suite 430, Shelton, CT 06484-4779 and our telephone number is (203) 221-7381. Our website address is www.intensitytherapeutics.com. Our website and the information on, or that can be accessed through our website, will not be deemed to be incorporated by reference into this registration statement or any other document we file or furnish to the SEC.
We make available on our website, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the “SEC”). Our SEC reports can be accessed through the “Investors” section of our website. The SEC maintains a website that contains reports, proxy and information statements and other information regarding our filings at http://www.sec.gov.

THE OFFERING

Shares of Common Stock that May be Offered by the Selling Stockholder	Up to 1,237,113 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholder. However, if all of the warrants were exercised for cash, we would receive gross proceeds of approximately $3.6 million. See the section entitled “Use of Proceeds” in this prospectus.

Offering Price	The selling stockholder may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Nasdaq Capital Market Symbol	INTS

Risk Factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and sale, we are referring to the shares of common stock issuable upon exercise of the warrants, each as described under “The Private Placement” and “Selling Stockholder.” When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents we incorporate by reference into this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Any of the risks and uncertainties set forth below and in the Annual Report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, or any prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus. As a result, you could lose all or part of your investment.

THE PRIVATE PLACEMENT
On November 21, 2024, we entered into the Purchase Agreement with the selling stockholder, pursuant to which we issued and sold 1,237,113 shares of common stock in a registered direct offering and warrants exercisable for an aggregate of 1,237,113 shares of common stock at an exercise price of $2.95 per share in a concurrent private placement (the “Private Placement”), at a price of $2.425 per share and accompanying warrant, for aggregate gross proceeds to us of approximately $3.0 million before deducting the placement agents’ fees and related offering expenses. Each warrant will be exercisable commencing on May 21, 2024 and will expire five years from the initial exercise date.
Pursuant to the terms of the Purchase Agreement, we agreed to use commercially reasonable efforts to cause a registration statement on Form S-1 providing for the resale by holders of shares of our common stock issuable upon the exercise of the warrants, to become effective by January 21, 2025 and to keep such registration statement effective at all times.
The foregoing descriptions of the form of Purchase Agreement and the form of warrant are not complete and are subject to and qualified in their entirety by reference to the form of Purchase Agreement and the form of warrant, respectively, copies of which are attached as Exhibits 10.1, and 4.1, respectively, to the Current Report on Form 8-K dated November 22, 2024, and are incorporated herein by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. All statements other than statements of historical facts contained in this prospectus and the accompanying prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management, results of preclinical studies or clinical trials and expected market growth are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “would,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, regarding, among other things:
•the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;
•our need to raise additional funding before we can expect to generate any revenues from product sales;
•our plans to develop and commercialize our product candidates;
•the timing or likelihood of regulatory filings and approvals;
•the ability of our research to generate and advance additional product candidates;
•the implementation of our business model, strategic plans for our business, product candidates and technology;
•our commercialization, marketing and manufacturing capabilities and strategy;
•the rate and degree of market acceptance and clinical utility of our system;
•our competitive position;
•our intellectual property position;
•developments and projections relating to our competitors and our industry;
•our ability to maintain and establish collaborations or obtain additional funding;
•our expectations related to the use of our cash and cash equivalents and investments;
•our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and
•other factors that may impact our financial results.
All of our forward-looking statements are as of the date of this prospectus only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this prospectus or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC, could materially and adversely affect our business, prospects, financial condition and results of operations. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this prospectus, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this prospectus that modify or impact any of the forward-looking statements contained herein will be deemed to modify or supersede such statements in this prospectus.

USE OF PROCEEDS
We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby.
We will receive the exercise price upon any exercise of the warrants, to the extent exercised on a cash basis. If all the warrants were exercised for cash, we would receive gross proceeds of approximately $3.6 million. However, the holders of the warrants are not obligated to exercise the warrants, and we cannot predict whether or when, if ever, the holders of the warrants will choose to exercise the warrants, in whole or in part. Accordingly, any proceeds from such exercise will be used for general corporate purposes and working capital.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY
Our common stock is traded on the Nasdaq Capital Market under the symbol “INTS.” The last reported sale price of our common stock on December 12, 2024 on the Nasdaq Capital Market was $2.04 per share. As of December 13, 2024, there were 29 stockholders of record of our common stock.
We have never declared or paid any cash dividend on our common stock. We intend to retain any future earnings and do not expect to pay dividends in the foreseeable future.

SELLING STOCKHOLDER
The common stock being offered by the selling stockholder are those issuable to the selling stockholder upon exercise of the warrants. For additional information regarding the issuance of the warrants, see “The Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except as described below, to our knowledge, the selling stockholder has not been an officer or director of ours or of our affiliates within the past three years or has any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholder in connection with the filing of this prospectus.
The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the shares of common stock, options to purchase common stock, and warrants, as of December 1, 2024, assuming exercise of the warrants held by the selling stockholder on that date, without regard to any limitations on exercises. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling stockholder pursuant to the registration statement of which this prospectus forms a part. The selling stockholder may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholders has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days of December 1, 2024. The percentage of beneficial ownership for the selling stockholder is based on 15,104,810 shares of our common stock outstanding as of December 1, 2024 and the number of shares of our common stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of December 1, 2024 beneficially owned by the applicable selling stockholder. The fourth column assumes the sale of all of the shares of common stock offered by the selling stockholder pursuant to this prospectus.
Under the terms of the warrants, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law. Unless otherwise noted below, the address of each selling stockholder listed on the table is c/o Intensity Therapeutics, Inc., 1 Enterprise Drive, Suite 430, Shelton, CT 06484-4779.

	Beneficial Ownership Prior to the Offering(1)			Beneficial Ownership After the Offering(2)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage of Outstanding Common Stock(2)	Maximum Number of Shares of Common Stock To Be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Outstanding Common Stock(2)
Armistice Capital, LLC(3)	2,415,113	14.78%	1,237,113	1,178,000	7.21%
__________________
+    This selling stockholder is a broker-dealer or is an affiliate of a broker-dealer and has represented to us that it acquired the securities in the ordinary course of business and that, at the time of such acquisition, it did not have any agreements or understandings, directly or indirectly, with any person to dispose of the securities, other than a commitment by us to register the securities pursuant to a registration statement.
(1)Assumes all warrants are exercised.
(2)Assumes that (i) all of the shares of common stock to be registered by the registration statement of which this prospectus is a part are sold in this offering and (ii) the selling stockholder does not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering. The percentage of beneficial ownership after the offering is based on 16,341,923 shares of common stock, consisting of (a) 15,104,810 shares of our common stock outstanding on December 1, 2024, and (b) the 1,237,113 shares of our common stock underlying the warrants offered under this prospectus. The number of shares listed do not take into account any limitations on exercise of the warrants.
(3)Consists of (i) 1,178,000 shares of common stock and (ii) 1,237,113 shares of common stock issuable upon the exercise of warrants subject to certain beneficial ownership limitations held by the selling stockholder. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION
The selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to use commercially reasonable efforts to keep this registration statement effective at all times until the selling stockholder no longer own any Warrants or shares of Common Stock issuable upon the exercise of the Warrants.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF OUR SECURITIES TO BE REGISTERED
The securities to be registered on this registration statement on Form S-1 include up to an aggregate amount of 1,237,113 shares of common stock, consisting of 1,237,113 shares of our common stock issuable upon exercise of warrants acquired by the selling stockholder under the Purchase Agreement.
General
The following is a summary of the rights of our common and preferred stock and some of the provisions of our Sixth Amended and Restated Certificate of Incorporation, or Charter, and Second Amended and Restated Bylaws, or Bylaws, and Delaware General Corporation Law. This is only a summary and is qualified in its entirety by reference to our Charter and our Bylaws, which are incorporated by reference into the registration statement of which this prospectus supplement is a part.
Common Stock
Voting Rights.
The common stock is entitled to one vote per share on any matter that is submitted to a vote of our stockholders. The Charter does not provide for cumulative voting for the election of directors. The Charter establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our Charter, including provisions relating to amending our Bylaws, the classified structure of our board of directors, the size of our board of directors, removal of directors, director liability, vacancies on our board of directors, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.
Dividend Rights.
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Liquidation Rights.
On our liquidation, dissolution, or winding-up, the holders of common stock will be entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities, liquidation preferences and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.
No Preemptive or Similar Rights.
The holders of our shares of common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions.
Preferred stock
Under our Charter, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 15,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.
Possible Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Provisions of the DGCL and Charter and Bylaws could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Charter and Bylaws
Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all our directors. Our Charter and Bylaws require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors, our chief executive officer or our lead independent director. Our Bylaws set forth advance notice procedures for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors.
The foregoing provisions make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Choice of Forum
Our Charter provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (A) any derivative claim or cause of action brought on our behalf; (B) any claim or cause of action for breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our stockholders; (C) any claim or cause of action against us or any of our current or former directors, officers or other employees arising out of or pursuant to any provision of the Delaware General Corporation Law, our Charter or our Bylaws (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our Charter or Bylaws (as each may be amended from time to time, including any right, obligation or remedy thereunder); (E) any claim or cause of action as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against us or any of our current or former directors, officers or other employees governed by the internal-affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants; provided, that, this Delaware forum provision set forth in our Charter shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
Further, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, these provisions are intended to benefit and may be enforced by us, our officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Limitation of Liability and Indemnification Matters
Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions in our Charter and Bylaws and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We maintain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Any underwriting agreement will provide for indemnification by the underwriters of us and our officers, directors and employees for certain liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Listing on the Nasdaq Capital Market
Our common stock is listed on the Nasdaq Capital Market under the symbol “INTS”.
Transfer Agent and Registrar
The transfer agent and registrar of our common stock is Continental Stock Transfer & Trust Company. They are located at 1 State Street, 30th Floor, New York, New York 10004.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.
EXPERTS
The balance sheets of Intensity Therapeutics, Inc. as of December 31, 2023 and 2022, and the related statements of operations, changes in redeemable convertible preferred stock and stockholders’ equity (deficiency), and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed the registration statement on Form S-1 with respect to the shares of common stock offered by this prospectus with the SEC in accordance with the Securities Act and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document. For further information regarding us and the shares of common stock offered by this prospectus, we refer you to the full registration statement, including its exhibits and schedules, filed under the Securities Act.
The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website.
We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings on the SEC’s website at http://www.sec.gov.
Our website address is www.intensitytherapeutics.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE
The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 14, 2024;
•our definitive proxy statement on Schedule 14A, as filed with the SEC on June 4, 2024 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2023, which information updated and superseded information included in Part III of our Annual Report on Form 10-K for the year ended December 31, 2023);
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, June 30, 2024, filed with the SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 13, 2024;
•our Current Reports on Form 8-K filed with the SEC on February 7, 2024, April 19, 2024, May 10, 2024, May 15, 2024, May 24, 2024, July 3, 2024, July 17, 2024, August 8, 2024, October 23, 2024, November 13, 2024 and November 22, 2024, to the extent information therein is filed and not furnished; and
•the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 30, 2021, as amended on December 2, 2021, including any amendment or report filed for the purpose of updating such description.
The SEC file number for each of the documents listed above is 001-41109.
In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:
Intensity Therapeutics, Inc.
1 Enterprise Drive, Suite 430
Shelton, CT 06484
(203) 221-7381
Attention: Joseph Talamo, Chief Financial Officer
You may also access these documents on our website, www.intensitytherapeutics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13.
Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the Common Stock being registered. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee	$493.15
Accounting fees and expenses	15,000.00
Legal fees and expenses	15,000.00
Miscellaneous	10,000.00
Total expenses	$40,493.15
ITEM 14. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the officer's or director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director or officer derived an improper personal benefit, or (iv) with respect to directors, under Section 174 of the DGCL.
Additionally, the Registrant’s Sixth Amended and Restated Certificate of Incorporation eliminates its directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•for any transaction from which the director derives an improper personal benefit;
•for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for any unlawful payment of dividends or redemption of shares; or
•for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
In addition, the Registrant has entered into separate indemnification agreements with its directors and officers. These agreements, among other things, require the Registrant to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, liabilities, fines, penalties and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer of the Registrant or any other company or enterprise to which the person provides services at the Registrant’s request.
The Registrant maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors or officers.
ITEM 15. Recent Sales of Unregistered Securities.
In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:
On March 16, 2023, the Company entered into a convertible debt agreement with a holder for aggregate principal of $50,000. The outstanding principal balance together with the unpaid and accrued interest of the notes converted upon the completion of our initial public offering (“IPO”) at a conversion price equal to 70% of our IPO price, for a total of 14,696 shares of common stock.
On March 30, 2023, the Company entered into a convertible debt agreement with a holder for aggregate principal of $155,000. The outstanding principal balance together with the unpaid and accrued interest of the notes converted upon the completion of our IPO at a conversion price equal to 70% of our IPO, for a total of 45,389 shares of common stock.
On April 1, 2023, the Company entered into a convertible debt agreement with its landlord for aggregate principal of $12,552. The outstanding principal balance together with the unpaid and accrued interest of the notes was converted upon the commencement of the Company’s IPO at a conversion price equal to 70% of its initial public offering price, for a total of 3,631 shares of common stock.

On May 11, 2023, the Company entered into a convertible debt agreement with a holder for aggregate principal of $25,000. The outstanding principal balance together with the unpaid and accrued interest of the notes was converted upon the commencement of the Company’s IPO at a conversion price equal to 70% of its initial public offering price, for a total of 7,228 shares of common stock.
In August 2023, the Company received aggregate proceeds of $50,000 upon the exercise of (i) 12,500 warrants to purchase shares of Common Stock at an exercise price of $2.00 by a consultant, and (ii) 12,500 options to purchase shares of Common Stock at an exercise price of $2.00 by a consultant.
In October 2023, the Company granted an aggregate of 116,000 warrants (the “Consultant Warrants”) to purchase shares of its Common Stock to three consultants of the Company in consideration of their services to the Company. The Consultant Warrants have an expiration date ten years from the grant date, and have an exercise price of $6.13. The vesting schedule for the Consultant Warrants are as follows: (i) two of the three consultants have 4,000 Consultant Warrants that vested immediately on the grant date and (ii) each of the three Consultants will have 36,000 of their warrants vest in equal monthly installments, beginning one month from the grant date.
In March 2024, we granted warrants (the “Consultant Warrants”) to purchase an aggregate of 25,000 shares of our common stock to three consultants in consideration of their services. The Consultant Warrants have an expiration date ten years from the grant date, have an exercise price of $5.19 per share, and will vest in four equal annual installments, beginning one year from the grant date.
In March 2024, we received aggregate proceeds of $7,500 upon the exercise of warrants to purchase 2,500 shares of common stock at an exercise price of $3.00 per share.
In September 2024, the Company issued 11,750 restricted shares of its common stock to a consultant as compensation for its services to the Company through the end October 2024.
The above securities were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in a transaction not involving a public offering and the Sellers represented they are an accredited investor. We relied on the exclusion from the registration requirements of the Securities Act of 1933 afforded by Section 4(a)(2).
Item 16. Exhibits
(a)The following exhibits are filed herewith or incorporated herein by reference:
EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION	FILED HEREWITH	INCORPORATED BY REFERENCE HEREIN FROM FORM OR SCHEDULE	FILING DATE	SEC FILE/ REG. NUMBER
1.1	Form of Placement Agent Agreement dated November 21, 2024, by and between the Company and A.G.P./Alliance Global Partners and Brookline Capital Markets, a division of Arcadia Securities, LLC.		8-K (Exhibit 1.1)	11/22/2024	001-41109
3.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant, dated June 30, 2023		8-K (Exhibit 3.1)	07/05/2023	001-41109
3.2	Second Amended and Restated Bylaws, dated November 21, 2023		8-K (Exhibit 3.1)	11/22/2023	001-41109
4.1	Specimen Common Stock Certificate evidencing the shares of Common Stock		S-1 (Exhibit 4.1)	06/29/2023	333-260565
4.2	Representative’s Warrant		8-K (Exhibit 4.1)	07/05/2023	001-41109

EXHIBIT NUMBER	EXHIBIT DESCRIPTION	FILED HEREWITH	INCORPORATED BY REFERENCE HEREIN FROM FORM OR SCHEDULE	FILING DATE	SEC FILE/ REG. NUMBER
4.3	Form of Common Warrant		8-K (Exhibit 4.1)	11/22/2024	001-41109
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
10.1	Form of Indemnification Agreement by and between the Registrant and each of its directors and executive officers		S-1/A (Exhibit 10.1)	06/29/2023	333-260565
10.2+	2013 Stock and Option Plan, as amended		S-1/A (Exhibit 10.2)	06/29/2023	333-260565
10.3+	2021 Equity Incentive Plan		S-1/A (Exhibit 10.3)	06/29/2023	333-260565
10.4+	Amended and Restated Employment Agreement between the Registrant and Lewis H. Bender		S-1/A (Exhibit 10.4)	06/29/2023	333-260565
10.5#	Clinical Trial Collaboration and Supply Agreement, dated April 13, 2020, between the Registrant and Bristol-Myers Squibb Company er		S-1/A (Exhibit 10.8)	06/29/2023	333-260565
10.6#	Clinical Trial Collaboration and Supply Agreement, dated June 21, 2019, between the Registrant and MSD International GmbH		S-1/A (Exhibit 10.9)	06/29/2023	333-260565
10.7#	Material Transfer and Collaboration Agreement, dated March 18, 2021, between the Registrant and Ontario Institute for Cancer Research, Ottawa Hospital Research Institute and Dr. Angel Arnaout		S-1/A (Exhibit 10.10)	06/29/2023	333-260565
10.8+	Employment Agreement, dated June 20, 2023, between Registrant and John Wesolowski		S-1/A (Exhibit 10.15)	06/29/2023	333-260565
10.9	Underwriting Agreement, dated June 29, 2023		8-K (Exhibit 10.1)	07/05/2023	001-41109
10.10+	Employment Agreement, dated December 11, 2023 between Registrant and Joseph Talamo		8-K (Exhibit 10.1)	12/12/2023	001-41109
10.11+	Incentive Compensation Plan		8-K (Exhibit 10.1)	02/07/2024	001-41109
10.12#	Collaboration Agreement, dated May 6, 2024, between the Registrant and The Swiss Group for Cancer Research SAKK		10-Q (Exhibit 10.1)	08/08/2024	001-41109
10.13+	Intensity Therapeutics, Inc. 2024 Employee Stock Purchase Plan		DEF 14A	06/04/2024	001-41109
10.14	Form of Securities Purchase Agreement, dated as of November 21, 2024, by and between Intensity Therapeutics, Inc. and the purchasers party thereto		8-K (Exhibit 1.1)	11/22/2024	001-41109
21.1	Subsidiaries		S-1 (Exhibit 21.1)	06/29/2023	333-260565

EXHIBIT NUMBER	EXHIBIT DESCRIPTION	FILED HEREWITH	INCORPORATED BY REFERENCE HEREIN FROM FORM OR SCHEDULE	FILING DATE	SEC FILE/ REG. NUMBER
23.1	Consent of EisnerAmper LLP, independent registered public accounting firm	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X
24.1	Power of attorney (included on the signature page)	X
107	Filing Fee Table	X
__________________
#    Certain information has been excluded from the exhibit because it both (i) is not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.
+    Denotes management compensation plan or contract.
Item 17. Undertakings
We hereby undertake:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser,
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 13, 2024.

INTENSITY THERAPEUTICS, INC.

By:	/s/ Lewis H. Bender
Lewis H. Bender
Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned directors and officers of Intensity Therapeutics, Inc., hereby severally constitute and appoint Lewis H. Bender and Joseph Talamo, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of Intensity Therapeutics, Inc., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Lewis H. Bender	President, Chief Executive Officer and Chairman (Principal Executive Officer)	December 13, 2024
Lewis H. Bender

/s/ Joseph Talamo	Chief Financial Officer	December 13, 2024
Joseph Talamo	(Principal Financial Officer)

/s/ John Wesolowski	Principal Accounting Officer and Controller	December 13, 2024
John Wesolowski	(Principal Accounting Officer)

/s/ Dr. Emer Leahy	Director	December 13, 2024
Dr. Emer Leahy

/s/ Mark A. Goldberg	Director	December 13, 2024
Mark A. Goldberg

/s/ Daniel Donovan	Director	December 13, 2024
Daniel Donovan

/s/ Thomas I. H. Dubin	Director	December 13, 2024
Thomas I. H. Dubin